[EXHIBIT 23.1]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form 10SB of our report dated September 12, 2001, with respect to the consolidated financial statements of Moller International, Inc., and Subsidiaries.


VAVRINEK, TRINE, DAY & CO., LLP

San Jose, California
May 1, 2002